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                           Exhibit 11

                Consent of Deloitte & Touche LLP

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CONSENT OF INDEPENDENT AUDITORS




The Rushmore Fund, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 21 to Registration Statement No. 2-99388 of our report dated October 10, 1997 appearing in the Annual Report of The Rushmore Fund, Inc. for the year ended August 31, 1997, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ Deloitte & Touche  LLP

Princeton, New Jersey
December 26, 1997